SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 15, 2007 (November 9, 2007)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48168

(Address of principal executive offices)          (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 9, 2007, HLI Brakes Holding Company, Inc., (the “Seller”), a wholly-owned subsidiary of Hayes Lemmerz International, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Brembo North America, Inc. (the “Buyer”), pursuant to which the Seller agreed to sell to the Buyer, directly or indirectly, all of the issued and outstanding shares of capital stock of Hayes Lemmerz International — Homer, Inc., and Hayes Lemmerz International — Frenos, S.A. de C.V. (together, the “Brake Subsidiaries”). The Brake Subsidiaries operate the Company’s automotive brake components business in North America through facilities located in Homer, Michigan and Apodaca, Mexico and had revenues of approximately $120 million in 2006. The transaction closed the same day.
     Pursuant to the terms of the Agreement, Buyer purchased from Seller all of the outstanding shares of capital stock of the Brake Subsidiaries for approximately $58 million in cash. The Company will use a portion of the proceeds from the sale to repurchase receivables sold by the Homer facility in the Company’s accounts receivable securitization program. The Company intends to use the remaining proceeds for general corporate purposes.
     The Agreement contains representations, warranties, covenants, and indemnities customary for such agreements. These include a covenant by the Company and its subsidiaries not to compete in the business of selling precision machined rotors and drums used in foundation braking systems for the automotive industry in North America for a period of five years following the closing. In addition, the Company and Buyer have entered into a Transition Services Agreement, pursuant to which the Company will provide certain services to the Buyer for a period of up to 12 months following the Closing.
     Copies of press releases of the Company and a joint press release of the Company and Brembo North America, Inc. relating to the foregoing are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.
ITEM 2.01. Completion of Acquisition or Disposition of Assets.
     The disclosure in Item 1.01 is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: November 15, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Issued by Hayes Lemmerz International, Inc. on November 9, 2007 relating to the execution of the Agreement.

99.2	Press Release Issued by Hayes Lemmerz International, Inc. and Brembo North America, Inc. on November 9, 2007 relating to the completion of the sale of the Brake Subsidiaries.